UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                               Form 8-K12g3/A2

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) August 17, 2001



                             VITAL LIVING, INC.
       (Exact name of registrant as specified in charter)


     NEVADA                                       88-0485596
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     2800 South Rural Road
     Tempe, Arizona                               85282
     (Address of Principal Executive Office)      (Zip Code)

                               (480) 784-6700
              (Registrant's Executive Office Telephone Number)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     Vital Living, Inc., a Nevada corporation (Vital or the Company), formerly Nutritional Systems Inc., formed on January 22, 2001, acquired substantially all the assets of Vital Living, Inc., an Arizona corporation, in an arms length transaction, the Acquisition, which included acquiring the name "Vital Living." Nutritional Systems subsequent to the Acquisition changed its name to Vital Living. Following the acquisition of Vital Living assets from Vital Living, Inc. of Arizona, Nutritional Systems (now Vital) raised $588,000 in a public offering registered in the State of Nevada under NRS 90.490, and pursuant to an exemption provided by Rule 504 of Regulation
D. 2.1 Million shares of common stock were sold at a price of $0.28 per share, for a total of $588,000.

     Nutritional Systems relied on the exemption provided by Rule 504 in that less than $1 million was raised during a twelve month period, there was no limitation on the number of shareholders, and by registering the offering under NRS 90.490, the Company was able to generally solicit the sale of the securities in the State of Nevada without an underwriter. Under the terms of the Offering, the principal stockholders were required to lock up their shares until the earlier of (i) a period of three years from June 2001; (ii) when the Company's stock is traded on the NASD OTC:BB at an average share price of greater than $.28 for a minimum of three months; (iii) the Shares are listed on the NASDAQ Small Cap or higher market; or the Company has paid the initial purchase price back to the purchasing shareholders in the Regulation D, Rule 504 Registration filed with the State of Nevada in June of 2001.

      The audited financial statements of Vital for the period of January 22, 2001 through May 7, 2001 reflect the financial statements after the acquisition of Vital Living, Inc. of Arizona assets; however prior to the Regulation D, 504 Offering. The audited financial statements reflect in note 2 under the heading "Going Concern Matters" that the financial statements have been prepared on a going concern basis and that the ability of the Company to continue as a going concern is dependent upon obtaining future profitable operations. The unaudited financial statements reflect cash made available through the issuance of securities in the Regulation D Rule 504 Offering.

     The receipt of funds to the Company from the Rule 504 Offering and loans obtained through private sources are anticipated to offset the near term cash requirements of the Company. Since inception, the Company has financed its cash flow requirements through debt financing, issuance of common stock for cash and services, and minimal cash balances. As the Company expands its clinical testing program, it may continue to experience net negative cash flows from operations, pending receipt of sales revenues, and will be required to obtain additional financing to fund operations through common stock offerings and bank borrowings to the extent necessary to provide its working capital.

     Over the next twelve months, the Company intends to develop its revenues by servicing new clients through established relationships and strategic alliances. The Company believes that existing capital and anticipated funds from operations will not be sufficient to sustain operations and planned expansion in the next twelve months. Consequently, the Company will be required to seek additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities. No assurance can be made that such financing would be available, and if available it may take either the form of debt or equity. In either case, the financing could have a negative impact on the financial condition of the Company and its Shareholders.

     The Company anticipates that it will incur operating losses in the next twelve months. The Company's lack of operating history makes predictions of future operating results difficult to ascertain. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for the Company include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, the Company must, among other things, obtain a customer base, implement and successfully execute its business and marketing strategy, provide superior customer services and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so can have a material adverse effect on the Company's business prospects, financial condition and results of operations.

      After the acquisition of Vital Living by Nutritional Systems and the subsequent name change of Nutritional Systems to Vital Living, Vital Living merged with VCM Technology Limited ("VCM") in an arms length transaction valued at $1,417.36. This valuation was determined by the parties by utilizing the per share price of the recent Rule 504 offering of the Company, which was $0.28 per share.

     Pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 16, 2001 between Vital, and VCM, Vital acquired all the outstanding shares of common stock of VCM from the sole stockholder thereof in an exchange for 5,062 shares of 144 restricted common stock of Vital in a transaction in which Vital was the successor corporation. The benefit provided to Vital was Vital's ability to immediately commence reporting under the 34 Act which in turn provided Vital with greater credibility in the market place.

     Under the terms of the Merger Agreement, "Section 1.5 Board of Directors and Officers of Vital," the parties to the Merger Agreement agreed that the officers and directors of Vital would remain the same as prior to the Merger. Thus the Merger resulted in no change in the officers or directors of Vital and the shareholders changed to the extent that 5,062 shares of Vital's common stock was issued to the sole shareholder of VCM.

     Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Vital is the successor issuer to VCM for reporting purposes under the Securities Exchange Act of 1934, as amended (the "Act").

     A copy of the Merger Agreement and Certificate of Merger are filed as exhibits to this Current Report and are incorporated in their entirety herein.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     The consideration exchanged pursuant to the Merger Agreement was negotiated between Vital and VCM. In evaluating the Merger, VCM used criteria such as the value of assets of Vital, Vital's ability to compete in the marketplace, Vital's current and anticipated business operations, and Vital's management's experience and business plan. In evaluating VCM, Vital placed a primary emphasis on VCM's status as a reporting company under
Section 12(g) of the Securities Exchange Act of 1934, as amended, and VCM's facilitation of Vital becoming a reporting company under the Act.

BUSINESS

Vital Living, Inc., a Nevada corporation, (the Company) currently markets a line of "impact" (nutritional products that will have a positive impact on the general health and well being of a consumer in our opinion) nutritional products, through a proprietary chain of distribution to the targeted market of consumers aged 40 and above. Additionally, the Company intends to develop proprietary technology (technologies that are unique to Vital Living, such as products that can be clinically substantiated like those being developed with Arizona Heart Institute) and product distribution through the Allopathic Medicine (the general practice of medicine today, such as a Medical Doctor
(MD) who would practice traditional "western medicine), Complementary and Alternative Medicine [CAM] (a generally recognized classification of treatments other than those provided in allopathy by Clinical Practitioners, including Naturopathic and Homeopathic Physicians and alternative health practitioners including chiropractors, nutritionists, doctors of Traditional Chinese Medicine and others) and traditional Natural Products distribution channels. These markets serve the core users of dietary supplements and address the unique challenges of product substantiation and differentiation by closely controlling marketing messages and effectively educating the target consumers. Further, the company intends to introduce novel compounds (Compounds or raw materials that are "newly" recognized for a specific benefit, such as Glucosamine Sulfate (below)) and clinically substantiated products and technologies into this core distribution, while maximizing profitability with strategic supply chain management.

      In the prior several months Vital has beta tested its marketing program to the naturopathic and homeopathic physicians and alternative health practitioners including chiropractors, nutritionists, doctors of traditional Chinese medicine and other. Additionally, Vital has entered into an agreement with the Arizona Heart Institute to mutually develop and market nutritional products to their patients. A distribution agreement has also been entered into with Advanced Medical China to sell Vital's nutritional supplements through Advanced Medical China's established distribution channels. Currently Vital sells its Vital Pack which is a daily multi-nutrient system to an ongoing customer base in addition to several of its other products.

     The following presents overviews of products, services and marketplaces that the Company intends to pursue during calendar year 2001 and beyond. Management is in the process of identifying other synergistic acquisitions and or strategic partners to successfully compete in its targeted market segments.

State of the Market

     Dietary  supplement  use  is  at an all-time  high.   According  to  the
Nutrition Business Journal, 70% of the adult American population uses supplements, with 34% of the population identifying themselves as regular consumers, averaging 1.3 purchases monthly. The market has grown from nearly $6 billion USD in 1990 to more than $17.5 billion in 2000. Since the explosive growth of the market with the advent of the Dietary Supplement Health Education Act (DSHEA) in 1994, the market has experienced an increase in competition and more price sensitivity, while several segments continue to see very strong growth.

     The Company recognizes that the nutritional supplement market faces several challenges. These include the following assumptions:

  * The mass-market food and drug market is saturated with products that have little brand recognition or loyalty

  * The costs involved in acquiring retail shelf space is prohibitive except for the most-established of brands

  * Marketers of supplements continue to deliver conflicting messages regarding quality and efficacy, resulting in consumer confusion and serious consumer concern regarding the benefits of quality ingredients, well-designed formulations, and optimum dosages

  * Dietary supplements are often marketed via media hype, resulting in short life-cycles and neglect of concern for the consumer's present and long-term health needs

  * Retail price alone has emerged as the key differentiator among brands for many consumers, especially in the mass retail, catalog and internet segments, rather than addressing individual health benefits through consumer education

     Therefore, the Company will expand its current consumer presence into channels where Vital's marketing messages are most directly delivered to the consumer, such as a practitioner or health food retailer relaying Vital's message of quality directly to the consumer. Vital intends to avoid channels such as drug stores, because the consumer does not receive product information in this channel from the retailer, but rather must rely on advertising messages, which are a significant increase in advertising expenditures.

     The Company intends to direct its marketing strategy to focus on the healthcare delivery environments (locations in which healthcare is provided, such as hospitals, institutes, clinics and practitioners' offices), including Allopathic, CAM and Traditional Natural Products channels where a number of substantial benefits can be realized:

  * Health institutes and clinics, physicians, dispensing health care professionals and knowledgeable retailers can offer products in an environment more conducive to serious promotion of health concerns, including; a healthy diet, overall wellness, longevity and quality of life

  * Consumer trust is reinforced and brand loyalty is established

"The Allopathic Medicine (MD) Market"

     Considered the most coveted and most challenging market for growth in nutrition is the MD market. The pharmaceutical model has not only developed this channel into the strongest and most profitable segment treatment for drug therapies, it has also long been an opponent of the holistic nutrition (nutrition that is encompassed by the view of Holism, that an organic or integrated whole has a reality independent of and greater than the sum of its parts) model. Yet due to the pervasive use of nutrition and the ever-increasing amount of clinical research substantiating nutritional supplement alternatives, the MD market recognizes that it will have to address nutrition in the near future.

     The company has thus made an enormous step forward in this market by identifying and forging a relationship with a forward-thinking institution recognized internationally for its leadership role in modern health therapy.

     The company has entered into an exclusive definitive agreement with the Arizona Heart Institute ("AHI") that will commit them to marketing a jointly developed nutritional supplement, based on existing company nutritional technologies and substantiated natural compounds, to help with pre and post operative patient recovery. Under the terms of the AHI agreement, AHI is to act in the capacity of a strategic partner in the distribution of Vital's products and AHI agreed not to promote or endorse any other line of nutritional products. Additionally, AHI will provide a marketing platform for the sale of Vital nutritional products by assisting in clinical trials, providing the AHI logo on the products, providing AHI's existing database, in additional to other assistance such as the introduction to competitive heart institutes. AHI, in addition to certain options set forth below will receive a 12% royalty on net revenue on sales to AHI patients, and 6% on net revenues from competitive heart institutes. The term of the agreement is 3 years. In addition to the royalty consideration, AHI has received options to purchase 1 million shares of Vital stock at $0.35 per share, subject to a vesting schedule. 600,000 to vest upon AHI agreeing to the logo material. 200,000 will vest when gross aggregate sales equal $1,000,000; an additional 200,000 will vest when gross aggregate sales equal $1.5 million. All shares issued under the option vesting above are subject to a one year lock-up prior to sale, from the date of vesting.

     Additionally, the Company has entered into an exclusive definitive sales and distribution agreement with Advanced Medical China ("AMC") to carry and sell the Vital Living product line. Under the terms of the AMC agreement, AMC is to act in the capacity of an exclusive distributor of Vital's products in China, Taiwan, and Hong Kong. The products will be purchased by AMC for a price 30% over Vital's cost. The term of the agreement is 5 years. In consideration for acting as the exclusive distributor in the above territories, AMC has received options to purchase 1 million shares of Vital stock at $0.35 per share, subject to a vesting schedule. 300,000 vested on August 21, 2001, the date of the agreement, however the shares are subject to recall by Vital if gross aggregate sales of the Products does not equal or exceed $2 million within the first 30 months. 100,000 will vest when gross aggregate sales equal $5,000,000; an additional 200,000 will vest when gross aggregate sales equal $8 million; an additional 200,000 will vest when gross aggregate sales equal $12 million; and the remaining 200,000 will vest when gross aggregate sales reach or exceeds $15 million. All shares issued under the option vesting above are subject to a one year lock-up prior to sale, from the date of vesting.

"The Complementary and Alternative Medicine (CAM) Market Place"

     Clinical Practitioners including Naturopathic and Homeopathic Physicians (Naturopathic Physicians practice science-based natural medicine, integrating the scientific and holistic viewpoints. Homeopathic Physicians practice the art and the science of healing the sick by using substances capable of causing the same symptoms, syndromes and conditions when administered to healthy people) and alternative health practitioners including chiropractors, nutritionists, doctors of Traditional Chinese Medicine and others are often the where health seekers go first when confronted with symptoms of disease and degeneration caused by the aging process, particularly when they feel their needs are not being met by the traditional allopathic model.

     The U.S. CAM channel accounts for almost $1 billion per year in retail sales of nutritional products, and is the strongest growth segment in the natural products industry. CAM has enjoyed a compound annual growth rate of about 20% since the early 90's. Sales of supplements by practitioners have increased from $350 million to $1 billion in 1999. While the numbers of practitioners selling supplements is growing, there is considerable scope for enormous growth. In fact (Nutrition Business Journal) forecasts a minimum of 10-12% annual growth into 2005.

     Increasingly, patients are discovering that doctor's orders include vitamins, minerals, herbs and other nutritional supplements. It's common knowledge amongst Industry insiders that MD's are the fastest growing users of supplementation. They are increasing their knowledge base as their patients come in and ask questions and want answers. Still chiropractors command the largest market share with 32%, medical doctors 19% and naturopaths 8%.

     The Company is expanding into this market in two ways.

  1. The company is currently in Beta testing with practitioners in several cities (Phoenix, Tucson, Flagstaff, Sedona, Cottonwood, and Prescott) that provide value added services in the form of:

  *    Bone Density Screening and Nutrient Testing for patients

  *    Health & Wellness Communication and Health Assessment devices

  * Physician and Patient Targeted Market Research to Evaluate Products and Technologies for the channel

     The Company has developed a comprehensive line of nutritional supplements that meet the particular needs of health conscious "Baby Boomers" and "Integrative Wellness Seekers." The Company's products are successfully being used monthly and endorsed by a variety of professional sports legends, including such NFL Quarterback legends as Babe Parilli Quarterback, Billy Kilmer, Bobby Douglass, Roman Gabriel and Earl Morral - all of whom resonate with the target mature audience.

     All products are formulated under the direction of a nutritional advisory board that includes, among others, PhDs, MDs, herbalists and pharmacists. This board insisted that all formulations utilize only credible, clinically proven ingredients at the dosage levels proven to work and accredited via credible clinical trials. All products are manufactured under the same, strict guidelines required in the pharmaceutical industry and every effort has been made to ensure highest quality, meaningful, effective potency and product freshness.

      Included  within  the  advisory board are  two  physicians,  Howard  B.
Wernick, MD, and Harold A. Stein, MD. The advisory board meets on an as needed basis, however generally not less than every 6 months.

     Dr. Howard Wernick graduated from the University of Toronto Medical School in 1958 and has been a family practice doctor for the past 40 years. Dr. Wernick currently serves as Chairman for Vital Living's Nutritional Advisory Board. Dr. Wernick is a member of the American Academy of Anti-Aging Medicine, Arizona Medical Association, Maricopa County Medical Society, Ontario Medical Association and the American Medical Association. Dr. Wernick is also author of "Seven Silver Bullets, A consumer's Guide to Vital Health & Longevity." In consideration for his assistance on the Vital Living Nutritional Advisory Board Dr. Wernick has a three year consulting agreement wherein he was issued 300,000 warrants at $0.35 per share, which are fully vested.

     Dr. Harold Stein graduated from medical school in 1953. After completing an internship at Mount Sinai Hospital in Toronto, he received a fellowship to study ophthalmology and ophthalmic surgery at the Mayo Clinic in Rochester, MN. Dr. Stein is the author and/or co-author of several textbooks. He is on the editorial board of several international ophthalmic journals. Currently Dr. Stein does not have an agreement for compensation for serving on the Vital Living Nutritional Advisory Board.

     The   line  of  products  address  specific  needs  including:   general
nutrition with a complete multi-vitamin, herb, mineral, antioxidant and enzyme formulation; a bone health product including highly absorbable calcium for bone health and ipriflavone (a dietary supplement that is a non-hormonal and has been shown to maximize bone mineral density and inhibit bone loss when taken with calcium), clinically proven improve bone health and impede bone loss; a proprietary enzyme blend to promote more complete digestion; a supplement that promotes eye health and addresses concerns regarding macular degeneration; a supplement that promotes steady, necessary supplies of oxygen, glucose and nutrients to the brain to help maintain mental clarity & sharpness; a supplement containing isoflavones to lower the incidence of menopausal symptoms; a saw palmetto (a dietary supplement providing fatty acids, sterols, and esters, traditionally used for benign enlargement of the prostate. It was also used to treat chronic urinary tract infections) product containing pumpkin seed, stinging nettle (a dietary supplement confirmed by a number of studies to symptomatic relief of enlarged prostate, such as frequent urination and weak urinary flow) and other clinically proven ingredients to assist in promoting a healthy prostate among men; Glucosamine Sulphate (a dietary supplement that provides the joints with the building blocks they need to repair damage caused by injuries. Specifically, glucosamine sulfate provides the raw material needed by the body to manufacture a mucopolysaccharide (called glycosaminoglycan) found in cartilage), MSM (a dietary supplement that may help inhibit pain impulses, promote blood flow and reduce inflammation of tissues. It has also been researched for use as a pain reliever and anti-inflammatory treatment), and Sea Cucumber supplement combined with anti-inflammatory compound to rebuild cartilage in affected joints while relieving inflammation and corresponding pain; and two topical lotions with Capsaicin (an extract from Cayenne Pepper that blocks pain by interrupting the production of substance P. Capsaicin is typically used in topical pain-relieving lotions for temporary relief of muscle and joint pain) (.033 and .099% strengths) with other proven anti-inflammatory ingredients to provide immediate relief for muscle aches, sprains and joint pain commonly associated with arthritis.

     Currently the company has identified and entered into acquisition discussions with several CAM companies that will complement our expansion strategy, immediately securing distribution into the practitioner market while expanding our existing line with products uniquely tailored to this channel.

"Other Natural Product Channels"

     The company is in the process of identifying several "strategic" acquisitions serving the independent health food retailer, which will provide a platform for executing on our business strategy and cost efficiencies on monetizing our existing sales contracts.

  Unlike marketers in the food and drug channel and major natural product retailer channel (GNC, Whole Foods), companies that serve the independent retailer enjoy a relationship with the retailer and have the opportunity to build strong brand recognition. Further, by employing a direct sales force and shipping directly to the retailer, the company will avoid utilizing distributors, thus retaining the 25% distributor margin and ensuring delivery of marketing collateral and marketing messages. The company will also offer the retailer:

  *    Products developed with the "Medical Institute"
  *    Educational materials for the retailer and consumer
  * POP materials to educate and merchandise product lines (POP is an acronym for "point of purchase" and POP materials include items that are displayed in stores and near registers to help create sales, such as counter-top displays, brochures, posters and the like).
  * Educational seminars - bringing the retailer to corporate training facilities to build relationships and identify product superiority

     The company is unique in that it will not rely on crowded distribution channels with competing messages, rather, it will introduce novel compounds and technologies directly to the educated retailer who has access and ability to promote these products to the ultimate end consumer.

"Sales, Infrastructure and Distribution"

     The Company has an e-commerce website, access to a number of affinity marketing groups and has substantial in house marketing and promotional materials that will be useful in any successful marketing program characterized by the identification and penetration of a target market in terms of brand recognition and sales, to the extent that expansion into said market is profitable and can fund continued growth.

      The Company maintains its executive offices and warehouse facilities at 2800 South Rural Road, Tempe, Arizona. The monthly lease obligation on this facility is $2,500 and will increase to $2,750 per month beginning May 7, 2002. The 2500 square foot facility consists of executive offices, storage space, mailroom space, restrooms and lunchroom. Included in the lease facility is miscellaneous office equipment such as telephone equipment, copiers, office furniture, computer equipment and related installed software. Vital currently packages and ships from this facility. The products are warehoused at local facilities while pending shipping to the customer. In management's opinion, the current offices and related facilities are more than adequate for Vital's current operations and should provide enough space through Fiscal Year 2002. Management also believes the building is in adequate condition for office and storage use, and will require no substantial improvements through Fiscal Year 2002 or later. Additionally, Vital has use of executive offices at 6265 S. Stevenson Way, Las Vegas, Nevada, consisting of an office and use of conference facilities provided on a month to month basis. These facilities are provided to Vital without charge as a result of the relationship between the CEO of Vital and associates in Las Vegas.

      The Company maintains insurance with General Southwest Insurance, insuring the Company under a General Liability policy of insurance.

     We are in the early stages of due diligence on several targets. Any one of which will be synergistic with the goals outlined in this plan. Additionally, we will add infrastructure to enhance supply chain management, add additional practitioner dispensing locations and possible broaden our existing product line-up.

Marketing and Distribution Strategies

      In contrast with nationally advertised brand manufacturers, which focus primarily on the consumer, Vital Living's strategy is to build relationships with distributors and retail operations, primarily in the alternative practitioners market, allopathic physicians and health food stores. The Company is taking a more comprehensive approach to its distribution arrangements with the practitioners, offering a comprehensive relationship, that includes not only superior product, but education, novel technologies (new nutritional technology, such as a clinically proven formulation developed with AHI), marketing materials, financing, testing, communication with their proprietary databases and ongoing support.

     The Company is currently in discussions with several companies that distribute and sell to health food stores and the clinical practitioner market to increase current volumes. There can be no assurance that these discussions will result in formal agreements.

     Until the Company establishes additional lines of distribution, Vital is dependent upon its relationship with the Arizona Heart Institute and Advanced Medical China, Ltd. These are the only institutions that have executed agreements with Vital. Its is anticipated that the agreements with Arizona Heart Institute and Advanced Medical China, Ltd. will continue for the duration of their contracts, three and five years respectively.

Source and Availability of Raw Materials

      The principal raw materials used in the manufacturing process are natural ingredients purchased from manufacturers primarily in the United States, with certain materials imported from other countries. These raw materials are purchased by our manufacturer, Cornerstone Nutritional Labs, who maintains the responsibility for documenting all certificates of analysis for the materials in accordance with their Good Manufacturing Practices and guidelines. The Company believes that the materials purchased from suppliers are readily available from numerous sources and that the loss of these suppliers would not adversely affect its operations.

Quality Control

      Finished production capsules are purchased from Cornerstone Nutritional Labs, which include modern quality control laboratories and testing facilities. When products are ready for bottling automated equipment counts the tablets or capsules, inserts them into bottles, applies a cap, which includes a tamper-resistant inner seal, affixes a label and adds a tamper-resistant outer safety seal. All of this is done by Cornerstone Nutritional Labs according to Good Manufacturing Practice regulations (GMP) for dietary supplements. Again, the company believes it will develop and execute a "supply chain" management philosophy to add increased efficiencies.

Competition

     The market for vitamins and other nutritional supplements is highly competitive in Vital's channels of distribution. For sales to drug store, supermarket and mass merchandising chains, Vital's Vital Pack AM/PM, Osteo Vital, Vital Sorb, Vital Focus, Vital Mind, Vital Flex, Female Vital, and Male Vital brands compete with numerous brands of larger vitamin distributors and manufacturers such as Your Life(R), Nature Made(R), Sundown(R) and Nature's Bounty(R), which are brands of Leiner Health Products Group, Inc., Pharmavite Corp., Rexall Sundown, Inc. and NBTY, Inc., respectively. Additionally, Vital's products compete directly with IVC Industries' Fields of Nature, LiquaFil, Rybutol, and Nature's Wonder. IVC Industries is engaged in the manufacturing, packaging and sale and distribution of branded and store brand (private label) vitamins and nutritional supplements.

     In addition, Vital competes with the more heavily advertised national brands, which are manufactured by large pharmaceutical companies. The marketplace for private label business is extremely price sensitive with service levels, quality, innovative packaging, marketing and promotional programs and uniqueness of products being the key factors influencing competitiveness.

     Vital believes that there are also numerous companies competing for health food and independent drug store customers in its geographical markets such as Desert Health Products, Inc. of Scottsdale Arizona. As most companies are privately held, Vital is unable to precisely assess the size of its competitors or where it stands with respect to sales volume in comparison to its competitors. Although all of these competitors are substantially larger than the Company and have greater financial resources, the Company believes that it will be able to compete favorably with the vitamin and nutritional supplement companies primarily based upon Vital's direct distribution approach through physicians desirable of having a nutritional line of products to supplement the medical aspects of their practice.

Government Regulation

     The processing, formulation, packaging, labeling and advertising of the Company's products are subject to regulation by one or more federal agencies, including the FDA, the Federal Trade Commission, the Consumer Product Safety Commission, the United States Department of Agriculture and the United States Environmental Protection Agency. These activities are also regulated by various agencies of the states, localities, and countries in which the Company's products are sold. In addition, the Company's Manufacturer, Cornerstone Labs, is a registered facility and they hold a GMP (Good Manufacturing Practices) Certificate from the State of Utah Department of Agriculture and Food.

     The Dietary Supplemental Health and Education Act ("DSHEA") recognizes the importance of good nutrition and the availability of safe dietary supplements in preventive health care. DSHEA amends the Federal Food, Drug and Cosmetic Act by defining dietary supplements, which include vitamins, minerals, nutritional supplements and herbs, as a new category of food, separate from conventional food. Under DSHEA, the FDA is generally prohibited from regulating such dietary supplements as food additives or drugs. It requires the FDA to regulate dietary supplements so as to guarantee consumer access to beneficial dietary supplements, allowing truthful and proven claims. Generally, dietary ingredients that were on the market before October 15, 1994 may be sold without FDA pre-approval and without notifying the FDA. However, new dietary ingredients (those not used in dietary supplements marketed before October 15, 1994) require premarket submission to the FDA of evidence of a history of their safe use, or other evidence establishing that they are reasonably expected to be safe. There can be no assurance that the FDA will accept the evidence of safety for any new dietary ingredient that the Company may decide to use, and the FDA's refusal to accept such evidence could result in regulation of such dietary ingredients as food additives, requiring the FDA pre-approval based on newly conducted, costly safety testing. Also, while DSHEA authorizes the use of statements of nutritional support in the labeling of dietary supplements, the FDA is required to be notified of such statements, and there can be no assurance that the FDA will not consider particular labeling statements used by the Company to be drug claims rather than acceptable statements of nutritional support, necessitating approval of a costly new drug application, or relabeling to delete such statements.

     DSHEA also authorizes the FDA to promulgate good manufacturing practice regulations ("GMP") for dietary supplements, which would require special quality controls for the manufacture, packaging, storage and distribution of supplements. The Company believes that its facilities and those of independent third party manufacturers have completed significant facility renovations that should allow the Company to comply with the new regulations. DSHEA further authorizes the FDA to promulgate regulations governing the labeling of dietary supplements, including claims for supplements pursuant to recommendations made by the Presidential Commission on Dietary Supplement Labels. Such rules, which were issued on September 23, 1997, entail specific requirements relative to the labeling of the Company's dietary supplements. The rules, which are to take effect by March 1999, also require additional record keeping and claim substantiation, reformulation, or discontinuance of certain products, which could have a material expense to the Company.

     In addition, the Company cannot predict whether new legislation or regulations governing the Company's activities will be enacted by legislative bodies or promulgated by agencies regulating the Company's activities, or what the effect of any such legislation or regulations on the Company's business would be.

     This governmental oversight is fundamentally important to the overall growth and longevity of the dietary supplement market. Not only does regulation increase product quality, efficacy and safety, it also heightens the playing field against unscrupulous manufactures that cut corners by failing to meet label claims for actives, substitute inferior and dated raw materials and manufacture in facilities that can put public health at risk.

Trademarks

     Vital Living owns trademarks registered with the United States Patent and Trademark Office and with agencies in certain other major jurisdictions of the world for its Vital Living, Vital Pack, Vital Flex, Osteo Vital, Vital Focus and Vital Mind brands. Federally registered trademarks have a perpetual life, as long as they are renewed on a timely basis and used properly as trademarks, subject to the rights of third parties to seek cancellation of the marks. Vital Living believes that it's registered and unregistered trademarks and other proprietary rights are valuable assets and believes they have significant value in the marketing of its products. Vital Living vigorously protects its trademarks against infringement.

     Unlike copyrights or patents, trademark rights can last indefinitely if the owner continues to use the mark to identify its goods or services. The term of a federal trademark registration is 10 years, with 10-year renewal terms. A renewal application for a trademark registration cannot be filed until at least 6 months prior to the expiration of the trademark registration. However, between the fifth and sixth year after the date of the initial registration, the registrant must file an affidavit or declaration setting forth the following information in order to keep the registration alive.

  (1) An affidavit or declaration, which must include a specific list of the goods or services recited in the registration, averring that the registrant is still using the mark on or in connection with the goods or services listed;

  (2) A specimen showing how the mark is currently in use with the goods or services identified, e.g., a tag, label or package for goods, or an advertisement for service; and

  (3)  The required filing fee.

     If no affidavit or declaration is filed, the registration is canceled. Additionally there is no advance notice from the Office that the Affidavit or Declaration of Continued Use must be filed by a certain date.

Research and Development

     Vital Living does not currently conduct primary research for the development of new ingredients. Instead, Vital Living's research efforts are focused on developing, testing and scientifically substantiating the efficacy of new products in response to market trends and consumer demands. Vital
Living's  staff  also  intends  to  continually  reformulate  existing  Vital
Living's products in response to changes in nationally advertised brand formulas in order to maintain product comparability.

     Vital Living believes that flexibility and innovation with respect to new products are crucial factors in competing for market share in the field of nutritional supplements. By monitoring market trends and by avoiding short-lived "fad" items, the Company is able to anticipate significant consumer demand for certain types of products. The Company develops high-quality new products on an ongoing basis, capitalizing on the emerging science relative to nutritional products, as well as shifts in consumer demand. Thus, while the introduction of new products does not entail the expenditure of significant funds by the Company for scientific research and for the development of ingredients, considerable time and effort are devoted to market research activities, product formulation and packaging. As a result of our recent formation, the Company has not spent any funds on research and development; however, the research and development costs involved over the next 12 months relating to our clinical studies is estimated to be $750,000. These estimated expenditures are based upon the availability of funds.

      Our current plan over the next 12 months is to commence a pilot study, under the guidance of the Arizona Heart Institute. The cost of this study has been estimated at $175,000 to $275,000. The study involves a variety of outcomes, including cardiac risk factors (cholesterol, C-Reactive Proteins, other lipids, homocysteine, etc.) symptoms, quality of life, nutritional practices, level of physical activity and a variety of other parameters.
These parameters include drawing blood a minimum of twice per month, and monitoring various bodily functions at bi-monthly check-ups. A second study, which follows immediately after the pilot study involves the same level of monitoring utilizing additional patients and requiring more statistical data. The costs of the second study is estimated to be $420 per patient utilizing approximately 100 patients.

Conclusion

      Vital Living has research and identified the channels with the greatest growth potential, as well as identified the sales and marketing strategies that most effectively address consumer relationships and brand development.

Employees

      As of the date of this amended filing the Company has 6 full time employees located at its headquarters in Tempe, Arizona. None of its employees are subject to any collective bargaining agreement. Vital does not expect a significant change in the number of employees over the next 12 months.

     Our  proposed  personnel  structure can  be  divided  into  three  broad categories: management and professional, administrative, and project personnel. As in most small companies, the divisions between these three categories are somewhat indistinct, as employees are engaged in various functions as projects and work load demands. Our CEO handles our company vision and financial functions; our President handles day to day operations; and our Vice President of Strategic Planning handles marketing and product development. Additionally, we have an administrative assistant who assist the officers of the company in day to day activities, and we have three sales people involved in establishing sales contacts for the company.

     We are dependent upon the services of Bradley D. Edson, CEO, Kenneth Lind, President and Martin J. Gerst, Secretary/Treasurer. Our future success also depends on our ability to attract and retain other qualified personnel, for which competition is intense. The loss of either of the above individuals or our inability to attract and retain other qualified employees could have a material adverse effect on us. We currently do not have key man insurance to cover the loss of any of these individuals.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of the date of this filing relating to the beneficial ownership of Vital common stock by those persons known to Vital to beneficially own more than 5% of Vital Capital Stock, by each of Vital's directors, proposed directors and executive officers, and by all of Vital's directors, proposed directors and executive officers as a group.


                                                                 Percent
                                               Number         Beneficially
Name of Beneficial Owner (1)                 of Shares            Owned


Bradley D. Edson, CEO/ Director(2)           2,738,050           18.72%
2800 South Rural Road
Tempe, Arizona

Martin  J.  Gerst,  Secretary/Treasurer      2,738,050           18.72%
and Director
2800 South Rural Road
Tempe, Arizona

Kenneth F. Lind, President(3)                  750,000            5.13%
2800 South Rural Road
Tempe, Arizona


Eric    Anderson,   VP   of    Business              0               0%
Development(4)
2800 South Rural Road
Tempe, Arizona

All Directors & Officers and Beneficial
Owners as a Group                                 6,226,100      42.57%


(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to Common Stock (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date. The address of each person is care of the Company.
(2) Does not include 1,000,000 warrants to purchase shares of the Company for $0.35 per share.
(3) Does not include 250,000 warrants to purchase shares of the Company for $0.35 per share.
(4) Does not include 200,000 warrants to purchase shares of the Company for $0.35 per share.

MANAGEMENT OF VITAL

     The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the directors and executive officers of the Company is as follows:


OFFICERS AND DIRECTORS

         Name            Age                   Title


Bradley D. Edson         42           CEO/Director
Martin J. Gerst          43           Secretary/Treasurer/Director
Kenneth Lind             46           President
Eric Anderson            33           Vice President Business Development


KEY MANAGEMENT & PERSONNEL PROFILES:

Bradley D. Edson: CEO, Director. Age 42. Mr. Edson has been a Director and Chief Executive Officer of the Company since May 7, 2001. From May 7, 2001 until September 17, 2001 Mr. Edson also held the position as President of the Company. From April 1999 through May 2001, Mr. Edson was President of Vital Living, Inc., of Arizona. In January 1991, Mr. Edson co-founded with Mr. Gerst Camper Clubs of America, Inc. ("CCA"), a recreational vehicle membership and retail camping club, and was its Chief Executive Officer through February 1999. Mr. Edson holds a Bachelor of Science degree in
Finance with further law studies from Arizona State University. Mr. Edson holds a real estate brokerage license and insurance license. In the past, he has been a member of the International Association of Financial Planners and a Principal in a NASD member firm.

Martin J. Gerst: Secretary, Director. Age 43. Mr. Gerst has been a Director, Vice President and Secretary of the Company since May 7, 2001. In January 1991, Mr. Gerst co-founded Camper Clubs of America, Inc., with Mr. Edson and has been its President since that time. He has, in the past, been a mortgage broker for several years, overseeing both the origination and processing end of the business. He has held a position as a member of the International Association of Financial Planners. He has been a member broker-dealer principal (NASD) and has held a license as a general contractor and has overseen several building projects of RV resorts.

Kenneth Lind: President, Age 46. Mr. Lind has been President since September 2001. From April 1999 to May 2001 Mr. Lind was a consultant to Vital Living, Inc. of Arizona prior to its asset sale to Nutritional Systems, Inc. From May 2001 through August 2001 Mr. Lind was a consultant to the Company, acting as operations manager. From January 1998 until April 1999 Mr. Lind worked as a consultant for Sheffield Resources Network, the largest management consulting firm in the Direct Sales Marketplace. From October 1996 through December 1997 Mr. Lind served as President of Natus, Inc., a firm specializing in multi-level marketing.

Eric Anderson: Vice-president Business Development, Age 33. Eric Anderson, joins Vital in the capacity of New Business Development after first consulting for Vital Living, Inc. of Arizona in 1999-2000. From 1998 through 2000 Mr. Anderson served as managing partner of Ignite Marketing Group, which provides public relations, sales and marketing programs for the nutraceutical industry. From 1994 through 1998 Mr. Lind served as Vice President Sales & Marketing for Pharmanutrients, Inc., a manufacturer and marketer of patented nutritional technologies.

SUMMARY COMPENSATION

     Prior to October 1, 2001 none of the officers or directors of the Company have received monetary compensation for their services as an officer or director. Kenneth Lind and Eric Anderson were elected as officers by the board of directors on September 17, 2001 and have been employed previously by the company as contract labor. Mr. Lind has received $10,000 per month as contract labor from Vital since May of 2001. Mr. Anderson receives $7,500 per month as contract labor, and has received this amount since August 1, 2001.

     On October 1, 2001, VITAL and Bradley D. Edson entered into an Employment Agreement. The term of employment is three (3) years. Mr. Edson serves as Chief Executive Officer of VITAL. Mr. Edson shall receive a base salary of $180,000 per annum for the first year of employment, increasing to $204,000 per annum on the first anniversary of the signing of the agreement, and increasing to $228,000 on the second anniversary of the signing of the agreement. As an inducement for Mr. Edson to begin his employment with VITAL, VITAL issued Mr. Edson 1,000,000 warrants to purchase VITAL's common stock at $.35 per share. The warrants are exercisable at any time and expire on the third anniversary of issuance.

     On October 1, 2001, VITAL and Kenneth F. Lind entered into an Employment Agreement. The term of employment is three (3) years. Mr. Lind serves as President of VITAL. Mr. Lind receives a base salary of $150,000 per annum.

As an inducement for Mr. Lind to begin his employment with VITAL, VITAL paid Mr. Lind a $54,000 cash signing bonus, of which $27,000 has been paid and the remaining $27,000 is to be paid within one hundred twenty (120) days of the date of the agreement. Additionally, VITAL issued Mr. Lind 750,000 shares of common stock, which is being held in escrow. Mr. Lind immediately vested 320,000 shares of stock as of the date of the signing of the agreement. Mr. Lind will continue to vest an additional 20,000 shares per month, on the 15th of each month going forward for the following six consecutive months. Within the term of the employment agreement, at the time VITAL achieves a minimum of $25,000 of Pre-tax income in any calendar month Mr. Lind will vest an additional 155,000 shares. Within the term of the employment agreement, at the time VITAL achieves gross revenue of $1,000,000 within a 12 month trailing period, Mr. Lind will vest an additional 155,000 shares. As additional incentive for Mr. Lind to begin his employment, VITAL issued Mr. Lind 250,000 warrants to purchase VITAL's common stock at $.35 per share. The warrants are exercisable at any time and expire on the third anniversary of issuance.

     On October 1, 2001, VITAL and Eric Anderson entered into an Employment Agreement. The term of employment is three (3) years. Mr. Anderson shall serve as Executive Vice-President of Business Development for VITAL. Mr. Anderson shall receive a base salary of $102,000 per annum. As an inducement for Mr. Anderson to begin his employment with VITAL, VITAL issued Mr. Anderson 200,000 warrants to purchase VITAL's common stock at $.35 per share. The warrants are exercisable at any time and expire on the third anniversary of issuance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 21, 2001 the principal stockholders, Bradley D. Edson, Martin J. Gerst, Donald Hannah, and Kenneth F. Lind entered into a lock up agreement, which lock up agreement was amended June 19, 2001, wherein they collectively agreed to a lock up of their shares until the earlier of (i) a period of three years from June 2001; (ii) when the Company's stock is traded on the NASD OTC:BB at an average share price of greater than $.28 for a minimum of three months; (iii) the Shares are listed on the NASDAQ Small Cap or higher market; or the Company has paid the initial purchase price back to the purchasing shareholders in the Regulation D, Rule 504 Registration filed with the State of Nevada in June of 2001. The lock up agreement was prompted by a request by the Securities Administrator for the State of Nevada.

      On May 7, 2001 Vital executed a real property lease for its executive offices and related storage areas for property located at 2800 S. Rural Road, Tempe, Arizona. The landlord is Camper Clubs of America, Inc., a company founded by Bradley Edson and Martin Gerst. Mr. Gerst is currently president of Camper Clubs of America, Inc. Both Mr. Edson and Mr. Gerst currently own Camper Clubs of America, Inc. The lease consisting of 2500 square feet of office, storage, mailroom, restrooms and lunchroom is leased by Camper Clubs of America, Inc. to Vital on terms and conditions deemed to be at market rates. Vital's obligations under the lease are on a month to month basis.

     Effective as of August 1, 2001, VITAL and Michael Edson entered into a Consultant Agreement. Michael Edson is the brother of Bradley D. Edson, who is the CEO of VITAL. Mr. Edson's responsibilities include the prospecting, establishing and servicing of various complementary and alternative practices as well as other proprietary distribution channels. To date he has initiated selling agreements with over 100 Physician offices and Specialty Health food stores. Mr. Edson has worked for the company since inception for no compensation, and since May 7, 2001 has applied the majority of his time to VITAL. A contract was formalized with Mr. Edson on August 1, 2001. The twelve-month contract calls for total compensation of $75,000 and is for the term of one year, beginning on August 1, 2001 and ending on July 31, 2002. As of September 30, 2001 Mr. Edson has been paid $62,250.

LEGAL PROCEEDINGS

     Vital may from time to time be involved in routine legal matters incidental to its business; however, at this point in time it is currently not involved in any litigation, nor is it aware of any threatened or impending litigation.

DESCRIPTION OF SECURITIES

Common Stock

      The Company's Articles of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, $0.001 par value per share, of which 13,626,554 shares were outstanding as of the date of this Filing. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive rights to purchase the Company's Common
Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Preferred Stock

      The Company's Articles of Incorporation authorizes the issuance of 50,000,000 shares of Preferred Stock, $0.001 par value per share, of which no shares were outstanding as of the date of this Filing. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Company's Articles of Incorporation and limitations imposed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the stockholders.

      One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of Preferred Stock pursuant to the Board of Director's authority described above may adversely affect the rights of holders of Common Stock. For example, Preferred stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation for the Company do contain provisions for indemnification of the officers and directors; in addition, Section 78.751 of the Nevada General Corporation Laws provides as follows:

78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

 2. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

 3. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

 (a)  By the stockholders:
 (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to act, suit or proceeding;
 (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion;
 (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion.

 5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

 6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

 (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
 (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP
Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
Not applicable.

ITEM 5.   OTHER EVENTS
      Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Vital is the successor issuer to VCM for reporting purposes under the Securities Exchange Act of 1934.

ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
      Pursuant  to  the  merger  the Officers and  Directors  of  Vital,  the
successor   corporation,  will  serve  until  the  next  annual  meeting   of
stockholders or until their successors have been elected.

ITEM 7.   FINANCIAL STATEMENTS
     Audited Financial Statements of Nutritional Systems, Inc. as of May 7, 2001 and for the period from January 22, 2001 (Inception) through May 7, 2001 are filed herewith. On May 20, 2001 Nutritional Systems, Inc. changed its name to Vital Living, Inc. An unaudited balance sheet as of September 30, 2001 and statement of operations for the period from May 7, 2001 to September 30, 2001 are also included herein.

Audited  Financial Statements of Vital Living, Inc. (fka Nutritional Systems,
Inc.)

     Independent Auditors' Report                             F-1

     Balance Sheet as of May 7, 2001                          F-2

     Statements of Operations for the period from
     January 22, 2001 (Inception) through May 7, 2001         F-3

     Statement of Shareholders' Equity for the period from
     January 22, 2001 (Inception) through May 7, 2001         F-4

     Statement of Cash Flows for the period from
     January 22, 2001 (Inception) through May 7, 2001         F-5

     Notes to Financial Statements                       F-6- F-7

     Unaudited Balance Sheet as of September 30, 2001         F-8

     Unaudited Statement of Operations for the period from
     May 7, 2001 through September 30, 2001                   F-9

     Unaudited Statement of Cash Flows for the period from
     May 7, 2001 through September 30, 2001                  F-10

     Notes to Unaudited Financial Statements                 F-11

                      REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Nutritional Systems, Inc.:

     We have audited the balance sheet of Nutritional Systems, Inc. (A development Stage Company) as of May 7, 2001 and the related statements of income, shareholders' equity, and cash flows for the period of inception (January 22, 2001) to May 7, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nutritional Systems, Inc. (A Development Stage Company) at May 7, 2001 and the results of their operations and their cash flows for the period of inception to May 7, 2001 in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





WEAVER & MARTIN, LLC

Kansas City, Missouri

May 7, 2001


Nutritional Systems Inc.
(A Development Stage Company)
Balance Sheet
May 7, 2001


Assets
Current Assets:
 Cash                                              $                   7,170
 Inventory                                                           303,839

  Total current assets                                               311,009

Equipment                                                             66,288
Computer Software                                                     23,350
Accumulated depreciation                                            (15,010)

                                                                      74,628

Intangible asset                                                      20,150

                                                   $                 405,787

Shareholder's equity:
Preferred stock par $.001, 5,000,000 shares
  authorized                                                              --
Common stock 20,000,000 shares authorized
  11,526,554 shares issued and outstanding         $                  11,527
Paid-In capital                                                      409,551
Deficit accumulated during the development stage                    (15,291)

                                                   $                 405,787








 The accompanying notes are an integral part of these financial statements.


Nutritional Systems Inc.
Statement of Operations
Period of Inception (January 22, 2001) to May 7, 2001


Professional fees                                  $                  15,291

Net loss                                           $                  15,291

Basic and diluted earnings per share               $                  (0.05)

Weighted average shares outstanding                                  281,029




























 The accompanying notes are an integral part of these financial statements.


Nutritional Systems Inc.
Statement of Shareholders' Equity
Period of Inception (January 22, 2001) to May 7, 2001

             Common       Common     Paid In      Deficit         Total
             Shares        Stock     Capital    Accumulated    Shareholders
                                                 During the         '
                                                Development       Equity
                                                   Stage

Inception      155,000 $       155 $   15,345 $           -- $       15,500

Asset
Purchase
     Cash      195,149         195      6,766             --          6,961
     Other  11,176,405      11,177    387,440             --        398,617
Assets

Net Loss            --          --         --       (15,291)       (15,291)

            11,526,554 $    11,527 $  409,551 $     (15,291) $      405,787


























 The accompanying notes are an integral part of these financial statements.


Nutritional Systems Inc.
Statement of Cash Flows
Period of Inception (January 22, 2001) to May 7, 2001


Operating activities:
Net loss                                                  $        (15,291)

Financing activities:
Sale of common stock - inception                                     15,500
Sale of common stock                                                  6,961
                                                                     22,461

Cash at May 7, 2001                                       $           7,170

Noncash investing activities:
Acquisition of assets with common stock                   $         398,617


























 The accompanying notes are an integral part of these financial statements.

Nutritional Systems, Inc.  (A Development Stage Company)
Notes to Financial Statements

1.  Significant Accounting Policies

     Nature of Operations:
       The company was organized January 22, 2001, under the laws of the state of Nevada. The company currently has no operations and is considered to be a developmental stage company. On May 7, 2001 the
       Company acquired assets to allow it to engage in the sale and distribution of the Vital Living brand of vitamins and nutritional supplements. The products are sold in health food stores, practitioners' offices and direct via the company's call center and web-site.

     Inventories:
       Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventory consists of products available for sale.

     Equipment and Software:
       Equipment and software are recorded at cost and depreciated over their estimated useful lives. Depreciation is provided on a straight-line basis. The lives used for items within each property classification range from 5 to 7 years.

     Use of Estimates:
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and notes. Actual results could differ from those estimates, but management does not believe such differences will materially affect the Company's financial position, results of operations, or cash flows.

     Revenue Recognition:
       Revenue will be recognized when products are shipped to customers.

     Cash Equivalents:
       The Company's cash equivalents consist principally of any financial instrument with maturities of generally three months or less and cash investments with high quality financial institutions. The investment policy limits the amount of credit exposure to any one financial institution.

     Intangible Asset:
       The Company capitalizes legal expenses incurred for the development of trademarks. The intangible asset is amortized over the useful life of 15 years.

Nutritional Systems, Inc.  (A Development Stage Company)
Notes to Financial Statements

     Income Taxes:
       Amounts provided for income tax expense are based on income reported for financial statement purpose and do not necessarily represent amounts currently payable under tax laws. Deferred taxes, which arise principally from temporary differences between the period in which certain income and expense items are recognized for financial reporting purposes and the period in which they affect taxable income, are included in the amounts provided for income taxes. Under this method, the computation of deferred tax assets and liabilities give recognition to the enacted tax rates in effect in the year the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to amounts that the Company expects to realize.

2.  Going Concern Matters
    The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The ability of the Company to continue as a going concern is dependant upon obtaining future profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

     The receipt of funds to the Company from the Rule 504 Offering and loans obtained through private sources are anticipated to offset the near term cash requirements of the Company. Since inception, the Company has financed its cash flow requirements through debt financing, issuance of common stock for cash and services, and minimal cash balances. As the Company expands its clinical testing program, it may continue to experience net negative cash flows from operations, pending receipt of sales revenues, and will be required to obtain additional financing to fund operations through common stock offerings and bank borrowings to the extent necessary to provide its working capital.

3.  Acquisition
    On May 7, 2001 the Company acquired assets from Vital Living, Inc. The fair market value ($405,578) of assets acquired was based on actual cost less any depreciation or amortization. In consideration for the assets the Company issued 11,371,554 common shares restricted by Rule 144. The assets acquired were as follows:



          Cash                                           $     6,961
          Inventory                                          303,839
          Equipment                                           55,448
          Computer Software                                   19,180
          Vital Living Name                                      -0-
          Intangible Assets
             Legal Fees, Regarding Trademark                  20,150
                                                           $ 405,578


     The right to use the name "Vital Living" by the Company and any products distributed were obtained in the transaction. The Company assigned no monetary intangible asset value to the name "Vital Living."

     The non-monetary transaction was considered to be the receipt of a business because the Company received product, long-lived assets used to access previous and new customers, the name of the product and the access to the manufacturer of the product.

4.  Income Taxes
     No accruals were made for the interim period.


                       UNAUDITED FINANCIAL STATEMENTS

                             VITAL LIVING, INC.
                (formerly known as Nutritional Systems, Inc.)
                        (A Development Stage Company)

                           CONDENSED BALANCE SHEET

                                           September 30,        May 7,
                                                2001             2001

                                             Unaudited          Audited
Assets


Current Assets:
Cash                                       $       54,404  $           7,170
Accounts receivable                                 9,984                 --
Due from affiliate                                 27,569                 --
Inventory                                          25,000            303,839
Prepaid expense and other current assets           36,333                 --
Total current assets                              153,290            311,009

Equipment                                          70,822            66,288
Computer software                                  23,350            23,350
Accumulated depreciation                         (21,010)          (15,010)
                                                   73,162             74,628
Intangible asset                                   19,581            20,150
                                           $      246,033  $         405,787

Liabilities and shareholders' equity
Current liabilities:
Accounts payable                           $       29,528  $              --
Accrued liabilities                                 4,739                 --
Total current liabilities                          34,267                 --
Shareholders' equity:
Preferred stock par $.001, 50,000,000
shares authorized
  no shares issued or outstanding                      --                 --
Common stock $.001 par value 100,000,000
shares
  authorized 13,626,554 issued and                                        --
outstanding September 30,
  2001 and 11,526,554 issued and                   13,627             11,527
outstanding May 7, 2001
Paid-in capital                                   946,159            409,551
Deficit accumulated during the                  (748,020)           (15,291)
development stage
                                                  211,766            405,787
                                           $      246,033  $         405,787


  The accompanying notes are an integral part of these financial statements


                             VITAL LIVING, INC.
                (formerly known as Nutritional Systems, Inc.)
                        (A Development Stage Company)

                           STATEMENT OF OPERATIONS
                                 (Unaudited)


                                         Three Months         Period of
                                            Ended             Inception
                                        September 30,        (January 22,
                                             2001               2001)
                                                           To September 30,
                                                                 2001

Gross revenue                         $         39,141  $             55,541

Cost of goods sold                              15,457                20,820
Inventory write down to market value           262,626               262,626

Total cost of goods sold                       278,083               283,446

Gross profit (loss)                          (238,942)             (227,905)

Administrative expense:
Labor costs                                    151,920               193,790
Office                                          52,371                55,046
Organization costs                             150,000               150,000
Professional fees                                2,174                24,246
Rent                                             8,905                16,203
Travel                                          20,906                26,832
Miscellaneous                                   38,439                53,998

Total administrative expense                   424,715               520,115

Net loss                              $      (663,657)  $          (748,020)


Basic and diluted earnings per share  $         (0.05)  $             (0.06)

Weighted average shares outstanding         13,010,000            12,468,000


  The accompanying notes are an integral part of these financial statements


                             VITAL LIVING, INC.
                (formerly known as Nutritional Systems, Inc.)
                        (A Development Stage Company)

                           STATEMENT OF CASH FLOWS
                                 (Unaudited)

                                             Three Months       Period of
                                                 Ended          Inception
                                             September 30,  (January 22, 2001)
                                                 2001        To September 30,
                                                                   2001
Operating activities:


Net loss                                   $    (663,657) $         (748,020)
Adjustments to reconcile net income to net
cash used in operating
 activities-
Depreciation and amortization                       3,942               6,569
Write down of inventory to market                 262,626             262,626
Change in assets and liabilities:
Accounts receivable                               (9,943)             (9,984)
Due from affiliate                               (16,841)            (27,569)
Inventory                                          15,333              16,213
Prepaid expense and other assets                 (27,249)            (36,333)
Accounts payable                                 (10,708)              29,528
Accrued liabilities                                 4,503               4,739
Cash used in operating activities               (441,994)           (502,231)

Investing activities:
Purchase of equipment                             (4,534)             (4,534)

Financing activities:
Notes payable, net                               (72,610)                  --
Sale of common stock:
  Inception                                            --              15,500
  Asset purchase                                       --               6,961
  Stock sale                                      538,708             538,708
Cash provided by financing activities             466,098             561,169

Increase in cash                                   19,570              54,404
Cash at beginning of period                        34,834                  --
Cash at end of period                      $       54,404 $            54,404
Noncash investing activities:
Acquisition of assets with common stock    $           -- $           398,617

Supplemental cash flow information:
Interest paid                              $          934 $             1,059


  The accompanying notes are an integral part of these financial statements

                             VITAL LIVING, INC.
                (formerly known as Nutritional Systems, Inc.)
                        (A Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS
                             September 30, 2001

Note 1 -Basis of Presentation

      The accompanying unaudited condensed financial statements at September 30, 2001 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of financial position as of September 30, 2001 and results of operations and cash flows for the three months ended September 30, 2001 and the period of inception (January 22, 2001) to September 30, 2001. All such adjustments are of a normal recurring nature. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year. The statements should be read in conjunction with the financial statements and footnotes thereto included in the company's audited financial statements for the period ended May 7, 2001.

Note 2 -Commitments and Contingencies

Going Concern
      The accompanying unaudited condensed financial statements at September 30, 2001 have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has suffered losses from operations during its operating history. The ability of the Company to continue as a going concern is dependent upon obtaining future profitable operations. Management is in the process of acquiring and developing products for sale which would generate revenue to sustain the operations of the Company. The unaudited condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 -Stock Transactions

      In July, 2001 the Company sold 2,100,000 shares of stock through a public offering registered under Nevada Revised Statutes 90.490, without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration afforded be section 4(2) and 3(b) of the Securities Act and Regulation D promulgated thereunder. The Company sold the shares for $.28 per share and raised $588,000. After subtracting offering costs of approximately $49,300 the Company netted approximately $538,700.

                             VITAL LIVING, INC.
                (formerly known as Nutritional Systems, Inc.)
                        (A Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS
                             September 30, 2001

     On July 31, 2001 the Board of Directors adopted and the shareholders approved the adoption of the Company's 2001 Stock Option Plan pursuant to which incentive stock options or nonstatutory stock options to purchase up to 2,500,000 shares of common stock. The options may be granted to employees, directors, strategic partners, distributors and consultants.

     On August 1, 2001, 180,000 options were granted with an exercise price of $.35 per share and vesting of 60,000 shares per year. On August 21, 2001, 2,000,000 options were granted at an exercise price of $.35 per share. On October 1, 2001, warrants were issued providing for the purchase of 1,750,000 shares of the Company's stock at $0.35 per share with a termination date of three years.

     The fair value of the options and warrants granted has been estimated at a value of $0 at the date of the grant using a Black-Scholes option pricing model using the following assumptions:
          Expected life-10 years
          Volatility-0%
          Dividend yield-0%
          Risk free interest rate-5.9%

     FASB Statement No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation", establishes a fair value based method of accounting for stock-based compensation plans and requires additional disclosures for those companies who elect not to adopt the new method of accounting, as permitted by SFAS 123. The Company accounts for the options and warrants under Accounting Principles Board Opinion No. 25 under which no compensation cost has been recognized. Had the compensation cost been recognized in accordance with Financial Accounting Standards Board Statement No. 123 there would have been no effect on the Company's operating income.

      The Company entered into celebrity spokesperson agreements with four individuals on August 1, 2001. The celebrities will assist the Company in promoting and marketing products over a three year period. Each celebrity received 45,000 options with an exercise price of $0.35 per share. The options expire August 1, 2005. 3,750 options for each celebrity will be vested at the end of each quarterly period beginning October 31, 2001.

Note 4-Merger

     On August 16, 2001 the Company merged with VCM Technology Limited (VCM) in a reverse acquisition merger. VCM was a reporting public shell with no material assets or liabilities and no operations. Pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934, the Company is the successor issuer to VCM for reporting purposes under the Securities Exchange Act of 1934, as amended. The Company exchanged 5,062 shares of common stock to the sole stockholder of VCM in exchange for 100% of the issued and outstanding stock of VCM. The shares had not been issued as of September 30, 2001.

      On August 14, 2001 the Company amended its Articles of Incorporation to increase the authorized capitalization to 100,000,000 shares of common stock with a par value of $0.001 and 50,000,000 shared of preferred stock with a par value of $0.001.

Note 5-Inventory Writedown

     At September 30, 2001 the Company wrote its inventory down to the market value of the overall inventory. This was done because the inventory is valued at the lower of cost or market. The sales of the products in September were not as expected and the products are within six months of expiration.

Note 6- Leases

     The Company entered into an operating lease for office and warehouse space. The term of the lease is month to month with a minimum of 90 days needed to terminate the lease. The lease is with an affiliated entity of an officer of the Company. The monthly rent is $2,500 per month. Beginning May 7, 2002 the monthly rent will increase to $2,750 per month.

Note 7- Employment Agreements

      The Company has entered into employment agreements with certain of the Company's officers. The employment agreements provide for salaries aggregating $432,000 and $456,000 in fiscal 2001 and 2002, respectively. Some of the agreements with certain of the Company's officers contain warrants enabling the officer to purchase stock in the Company at $.35 per share over a specified term.

     Prior to October 1, 2001 none of the officers or directors of the Company have received monetary compensation for their services as an officer or director. Kenneth Lind and Eric Anderson were elected as officers by the board of directors on September 17, 2001 and have been employed previously by the company as contract labor. Mr. Lind has received $10,000 per month as contract labor from Vital since May of 2001. Mr. Anderson receives $7,500 per month as contract labor, and has received this amount since August 1, 2001.

     On October 1, 2001, VITAL and Bradley D. Edson entered into an Employment Agreement. The term of employment is three (3) years. Mr. Edson serves as Chief Executive Officer of VITAL. Mr. Edson shall receive a base salary of $180,000 per annum for the first year of employment, increasing to $204,000 per annum on the first anniversary of the signing of the agreement, and increasing to $228,000 on the second anniversary of the signing of the agreement. As an inducement for Mr. Edson to begin his employment with VITAL, VITAL issued Mr. Edson 1,000,000 warrants to purchase VITAL's common stock at $.35 per share. The warrants are exercisable at any time and expire on the third anniversary of issuance.

     On October 1, 2001, VITAL and Kenneth F. Lind entered into an Employment Agreement. The term of employment is three (3) years. Mr. Lind serves as President of VITAL. Mr. Lind receives a base salary of $150,000 per annum. As an inducement for Mr. Lind to begin his employment with VITAL, VITAL paid Mr. Lind a $54,000 cash signing bonus, of which $27,000 has been paid and the remaining $27,000 is to be paid within one hundred twenty (120) days of the date of the agreement. Additionally, VITAL issued Mr. Lind 750,000 shares of common stock, which is being held in escrow. Mr. Lind immediately vested 320,000 shares of stock as of the date of the signing of the agreement. Mr. Lind will continue to vest an additional 20,000 shares per month, on the 15th of each month going forward for the following six consecutive months. Within the term of the employment agreement, at the time VITAL achieves a minimum of $25,000 of Pre-tax income in any calendar month Mr. Lind will vest an additional 155,000 shares. Within the term of the employment agreement, at the time VITAL achieves gross revenue of $1,000,000 within a 12 month trailing period, Mr. Lind will vest an additional 155,000 shares. As additional incentive for Mr. Lind to begin his employment, VITAL issued Mr. Lind 250,000 warrants to purchase VITAL's common stock at $.35 per share. The warrants are exercisable at any time and expire on the third anniversary of issuance.

     On October 1, 2001, VITAL and Eric Anderson entered into an Employment Agreement. The term of employment is three (3) years. Mr. Anderson shall serve as Executive Vice-President of Business Development for VITAL. Mr. Anderson shall receive a base salary of $102,000 per annum. As an inducement for Mr. Anderson to begin his employment with VITAL, VITAL issued Mr. Anderson 200,000 warrants to purchase VITAL's common stock at $.35 per share. The warrants are exercisable at any time and expire on the third anniversary of issuance.

Note 8 - Shareholder's Equity

     In July 2001 the Company completed a public offering that was offered without registration under the Securities Act of 1933, as amended (The "Act"), in reliance upon the exemption from registration afforded by sections 4(2) and 3(b) of the Securities Act and Regulation D promulgated thereunder. On June 26, 2001 the Company received a letter of effectiveness for its registration filed under NRS 90.490 with the State of Nevada Securities Division. The registration pertained to 2,100,000 shares of common stock at a price of $0.28 per share for a total amount of $588,000. An opening Form D was filed with the Securities and Exchange Commission on July 17, 2001, and a closing Form D was filed on August 29, 2001. Pursuant to the registration, the Company raised the full amount of $588,000. This amount and any prior securities sold by the company in the prior 12 months did not exceed $1 million. The securities were sold pursuant to Nevada regulations utilizing a series 63 agent, with a fee paid of 2% of the total funds raised for handling prospectus delivery, subscription monitoring, and handling the bank impound account.

Note 9 - Prepaid Expense

     Included in prepaid expense is six months of rent totaling $15,000. This will be expensed at $2,500 per month. Also included is eleven months of legal retainer totaling $18,333. This will be expensed at $1,667 per month.

ITEM 8.   CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9.   REGULATION FD DISCLOSURE

No events to report.

EXHIBITS


Exhibit                              Description
Number
(1)       N/A
(2)* Agreement and Plan of Merger between Vital Living, Inc. and VCM Technology Limited
(3)(i)*   Articles of Incorporation
          (a) Certificate of Merger between Vital Living, Inc. and VCM Technology Limited
          (b) Amended and Restated Articles of Incorporation for Vital Living, Inc.
(3)(ii)*  Bylaws
          (a) Amended and Restated Bylaws for Vital Living, Inc.
(4)*      Instruments defining the rights of security holders:
(4)(i)*   (a)  Articles of Incorporation
          (b)  Bylaws
(5)       N/A
(8)       N/A
(9)       N/A
(10.1)    Agreement with American Heart Institute dated August 21, 2001
(10.2)    Agreement with Advanced Medical China, Ltd. dated August 21, 2001
(10.3)    Employment agreement with Bradley D. Edson
(10.4)    Employment agreement with Eric Anderson
(10.5)    Employment agreement with Kenneth F. Lind
(10.6)    Consulting agreement with Howard Wernick
(10.7)    Consulting agreement with Michael Edson
(10.8)    Celebrity Endorsement Contract with Mark Hannah
(10.9)    Celebrity Endorsement Contract with William Kilmer
(10.10)   Celebrity Endorsement Contract with Babe Parilli
(10.11    Celebrity Endorsement Contract with Earl Morrall
(10.12) Lock up Agreement with Brad Edson, Martin Gerst, Donald Hannah and Kenneth Lind
(10.13)   Amended Lock Up Agreement
(10,14)   Tempe, Arizona Property Lease
(11)      N/A
(13)      N/A
(15)      N/A
(16)      N/A
(17)      N/A
(18)      N/A
(19)      N/A
(20)      N/A
(21)      N/A
(22)      N/A
(23)      N/A
(24)      N/A
(25)      N/A
(26)      N/A
(99)*     2001 Master Stock Option Plan
*Filed in Form 8-K on October 1, 2001

                                 SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   VITAL LIVING, INC.

                                                   By /S/Brad Edson
                                                        Brad Edson, C.E.O.


 Date: December 13, 2001